Exhibit 99.1

ProPetro Announces Amended Services Agreement

with Pioneer Natural Resources

MIDLAND, TX, April 4, 2022 (Business Wire) – On March 31, 2022, ProPetro Services, Inc. (“ProPetro” or the “Company”), a wholly-owned subsidiary of ProPetro Holding Corp. (NYSE: PUMP), entered into an Amended and Restated Pressure Pumping Services Agreement (the “Amended Agreement”) with Pioneer Natural Resources USA, Inc. (“Pioneer”), a wholly-owned subsidiary of Pioneer Natural Resources Company (NYSE: PXD), pursuant to which ProPetro will provide pressure pumping services to Pioneer.

ProPetro entered into a Pressure Pumping Services Agreement with Pioneer in 2018 in connection with its acquisition of Pioneer’s pressure pumping services assets. Since that time, ProPetro and Pioneer have worked collaboratively to improve completions performance in the Permian Basin, achieving industry-leading results. The Amended Agreement provides for updated performance standards, operating procedures, pricing, and term. The Amended Agreement is effective as of January 1, 2022, will terminate on December 31, 2022, and may be extended through 2023.

ProPetro’s Chief Executive Officer, Sam Sledge, commented, “On behalf of the ProPetro team, we are excited to continue and progress our relationship with Pioneer to reflect our shared and relentless commitment to efficient and safe operations in the Permian Basin. As operating standards of both companies have increased over the life of our unique collaboration, this amendment memorializes those changes. We are thankful for a partner like Pioneer that has and continues to entrust us with a significant component of their completions operations. We also look forward to enhancing our relationship into the future as ProPetro expands its next-generation equipment offering and continuously improves reliable completions performance that Pioneer and our other valued customers have come to expect. Finally, I’d like to thank all of our ProPetro teammates in the field and throughout our organization that make this possible.”

Rich Dealy, President and Chief Operating Officer of Pioneer added, “This amendment to our existing agreement with ProPetro reflects Pioneer’s desire for continuous improvement in completions performance as demonstrated through the material progress achieved since our partnership began. We thank ProPetro for its commitment to meet and exceed the high standards Pioneer expects in our operations.”

Pursuant to the Amended Agreement, ProPetro will deliver and dedicate hydraulic fracturing fleets to provide fracture stimulation pumping services and provide associated products in connection with such services. Pioneer will pay ProPetro certain fees, including a service fee invoiced by well or by pad and calculated based on the equipment and other services provided to Pioneer.

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information, please visit www.propetroservices.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding growing the business and performance at the wellsite. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the operational disruption and market volatility resulting from the COVID-19 pandemic and other factors are described in ProPetro’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission. In addition, ProPetro may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

For further information, please contact:

Contact: ProPetro Holding Corp

David Schorlemer, 432-227-0864

Chief Financial Officer

David.Schorlemer@propetroservices.com

Contact: ProPetro Holding Corp

Josh Jones, 432-276-3389

Director of Finance

Josh.Jones@propetroservices.com